                                                                    Exhibit 23.1

  Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated April 6, 2005, in the Registration Statement (Form S-1) and related Prospectus of Berkline/Benchcraft Holdings, LLC for the registration of common stock.

                                               /s/ Ernst & Young LLP

Nashville, Tennessee
April 6, 2005